UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 21, 2017
Date of Report (Date of Earliest Event Reported)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On June 21, 2017, 1334 York, LLC as borrower (the “Borrower”) and Sotheby’s as guarantor entered into a First Amendment to the Loan Agreement and Guaranty of Recourse Carveouts (the “First Amendment”), with HSBC Bank USA, National Association, (“HSBC”) in its capacity as administrative agent (“Agent”) and the lenders named therein (the “Lenders”), which modified the Loan Agreement (as defined below). The Borrower is a separate legal entity of Sotheby's that maintains its own books and records and whose results are ultimately consolidated into Sotheby’s Consolidated Financial Statements.
The First Amendment amends the Loan Agreement, dated as of July 1, 2015, among Borrower, HSBC as Agent and the lenders named therein (the “Loan Agreement”), which provided for a seven-year mortgage loan (the “Loan”) in the amount of $325 million. The Loan is secured by the land and building located at 1334 York Avenue, New York, New York, which is home to Sotheby’s sole North American auction salesroom and principal North American exhibition space, as well as its corporate offices. The Loan Agreement was disclosed in a Current Report on Form 8-K filed by Sotheby’s on July 6, 2015.  Terms used herein, but not defined, have the meanings ascribed to such terms in the Loan Agreement.
The First Amendment, among other things, modifies the Loan Agreement as follows:

•
The amount of net worth which Sotheby’s must maintain has been reduced from $425 million to $325 million in order to provide continued flexibility to Sotheby’s regarding potential share repurchases. Sotheby’s net worth as of March 31, 2017 was approximately $490 million.

•
The Borrower is partially prepaying the Loan in the amount of $32 million on July 3, 2017, consisting of $25 million from the Borrower’s current cash balances and $7 million from the cash management account (the “Cash Management Account”) for the Loan held in escrow by the Agent for the benefit of the Lenders.

•	Thereafter, the Borrower will make annual prepayments on the Loan each July from any excess cash flow that may be in the Cash Management Account, in a total aggregate amount not to exceed $25 million.
The summary set forth herein does not purport to be a complete summary of the First Amendment, and is qualified in its entirety by reference to the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit
No.
10.1
First Amendment to Loan Agreement and Guaranty of Recourse Carveouts, dated as of June 21, 2017, among 1334 York, LLC, as Borrower, Sotheby’s, as Guarantor, HSBC Bank USA, National Association, as Agent, and HSBC Bank USA, National Association, Industrial and Commercial Bank of China Limited, New York Branch, ING Capital LLC, Raymond James Bank, N.A., TIAA-CREF Trust Company, FSB, Aozora Bank, LTD. and Midfirst Bank, as Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ David G. Schwartz

David G. Schwartz
Senior Vice President,
Chief Securities Counsel and
Corporate Secretary

Date:	June 21, 2017

Exhibit Index

Exhibit No.    Description

10.1
First Amendment to Loan Agreement and Guaranty of Recourse Carveouts, dated as of June 21, 2017, among 1334 York, LLC, as Borrower, Sotheby’s, as Guarantor, HSBC Bank USA, National Association, as Agent, and HSBC Bank USA, National Association, Industrial and Commercial Bank of China Limited, New York Branch, ING Capital LLC, Raymond James Bank, N.A., TIAA-CREF Trust Company, FSB, Aozora Bank, LTD. and Midfirst Bank, as Lenders.